Exhibit 99.1

Duos Technologies Group Announces Stock Offering in Conjunction with Business Expansion

Jacksonville, FL / Accesswire / October 3, 2022 - Duos Technologies Group, Inc. (“Duos” or the “Company”) (Nasdaq: DUOT), through its operating subsidiary Duos Technologies, Inc., a provider of vision based analytical solutions, today announced that it has commenced a Private Investment in Public Equity (“PIPE”) offering of its stock to certain investors. All shares of stock to be sold in the PIPE offering will be offered by Duos. The PIPE offering is subject to market and other conditions and is expected to be complete within 30 days.

In conjunction with the PIPE offering, on September 30, 2022, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with four existing investors and one accredited investor. Pursuant to the Purchase Agreement, four investors purchased a total of 818,335 common shares at $3.00 per share, and one investor purchased 999 shares of a newly authorized Series D Convertible Preferred Stock (the “Series D Preferred Stock”) with a conversion price of $3.00 per share. The Company has received gross proceeds of approximately $3.45 million and expects to receive additional amounts of up to $1.5 million within the next four weeks if the offering is fully subscribed. Duos intends to use the net proceeds from this offering to support a planned business expansion within its target rail market, including the buildout of additional Rail Inspection Portals, which will be owned and operated by Duos.

The Purchase Agreement contains customary representations, warranties, agreements and indemnification rights and obligations of the parties. In addition, the Company entered into a registration rights agreement with the investors whereby the Company will register these shares for future resale.

Duos is also reaffirming its previously stated annual revenue guidance of between $16.5 million and $18.0 million for fiscal year 2022. As a result of current supply chain challenges as well as the impact from Hurricane Ian in Florida, the Company now expects its revenue in the third quarter to range between $3.5 million and $4.0 million with some previously expected third quarter revenue now expected to be recorded in the fourth quarter.

Northland Capital Markets is acting as the sole Placement Agent for the offering.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor may there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Duos Technologies Group, Inc.

Duos Technologies Group, Inc. (Nasdaq: DUOT), based in Jacksonville, Florida, through its wholly owned subsidiary, Duos Technologies, Inc., designs, develops, deploys and operates intelligent vision-based technology solutions supporting rail, logistics, intermodal and government customers that streamline operations, improve safety and reduce costs. The Company provides cutting edge solutions that automate the mechanical and security inspection of fast-moving trains, trucks and automobiles through a broad range of proprietary hardware, software, information technology and artificial intelligence. For more information, visit www.duostech.com.

Forward- Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things our plans, strategies and prospects -- both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this news release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include market conditions and those set forth in reports or documents that we file from time to time with the United States Securities and Exchange Commission. We do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law. All forward-looking statements attributable to Duos Technologies Group, Inc. or a person acting on its behalf are expressly qualified in their entirety by this cautionary language.

Contacts

Corporate

Fei Kwong, Director, Corporate Communications

Duos Technologies Group, Inc. (Nasdaq: DUOT)
904-652-1625
fk@duostech.com

Investor Relations

Matt Glover or Tom Colton

Gateway Investor Relations

949-574-3860

DUOT@gatewayir.com